Exhibit 10.28
EXECUTIVE EMPLOYMENT AGREEMENT
THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of this 15th day of May 2009, by and among Scott Simonich (“Executive”), Simonich Corporation, a California corporation (the “Company”) and Bank of Commerce Holdings (together with any acquisition subsidiary that may be formed for the purposes of effecting the transactions contemplated by this Agreement, “BOCH”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement (as defined below).
WITNESSETH
WHEREAS, Executive has been a principal officer of Company and has obtained valuable knowledge and experience pertaining to Company’s business (collectively, the “Business”); and WHEREAS, following BOCH investment in the Company, Executive shall be named as the President of the Company and the Company shall continue the operation of the Business; NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Employment. Beginning on the date hereof and continuing until December 31, 2012 , unless terminated earlier pursuant to Section 10 of this Agreement, the Company shall employ Executive as President of the Company, and Executive hereby accepts such employment. The Executive shall have the duties described in Schedule A hereto, together with such other duties consistent with such position that are assigned to him from time to time by the Board of Directors of the Company (the “Board”). The period of time during which Executive is employed by the Company is referred to herein as the “Employment Period.” During the Employment Period, Executive shall devote his full time and best efforts to the business and welfare of the Company. Any amendments, waivers or extensions of this Agreement shall be adopted by vote of the three director Executive Compensation Committee of the Company’s board of directors. Two of the three directors on the Executive Compensation Committee will be from BOCH.
During the Employment Period, Executive shall be nominated to serve as a member of the Board and Chairman of the Board of Directors of the Company.
2. Salary, Bonuses and Benefits.
     (a) Base Salary. During the Employment Period, the Company will pay Executive for his services a base salary at the annual rate of $300,000, which salary shall be payable in accordance with Company’s standard payroll practices. The Board, in its sole and absolute discretion, may increase, but not decrease (unless mutually agreed by the Board and Executive), such base salary based on an annual review of Executive’s performance.
     (b) Earn-Out Agreement. In connection with the formation of the Company, Executive shall be entitled to participate in the Earn-Out Agreement.
     (c) Benefits. The Company shall provide Executive with the benefits of such insurance plans, hospitalization plans, retirement plans and other employee benefits in accordance with Company’s prior policies.

3. Noncompetition. Executive hereby agrees that, for the period commencing on the date hereof and expiring on the third anniversary of the date BOCH acquires the Remaining Shares (as defined in the Stock Purchase Agreement), Executive will not, anywhere in the geographic area served by the Company at the date BOCH acquires the Remaining Shares, associate with (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) or own directly, or indirectly, any interest in (other than publicly traded shares), any business that is in competition with the Business (a “Competing Business”).
4. Nondisclosure. Executive agrees at all times to hold as secret and confidential any and all knowledge, information, developments, trade secrets, know how and confidences of the Company, or the Business of which he has knowledge as of the date hereof, or of which he may acquire knowledge during the Employment Period, to the extent such matters have not previously been made public, are not thereafter made public or do not otherwise become available to Executive from a third party who is not bound by any confidentiality agreement with the Company or Company (“Confidential Information”). Executive agrees not to use such knowledge for his own benefit or for the benefit of others or, except as provided above, disclose any of such Confidential Information without the prior written consent of the Company or Company, which consent shall make express reference to this Agreement.
5. Non-Solicitation. Executive hereby agrees that, for the period commencing on the date hereof and expiring on the third anniversary of the date BOCH acquires the Remaining Shares (as defined in the Stock Purchase Agreement), Executive will not knowingly, either directly or indirectly, without the prior written consent of the Company, (a) induce, or facilitate or assist a third party to induce, any person, business or entity which is on the date hereof or was during the twelve months prior to the date hereof a material supplier or customer of the Company, or which otherwise is on the second anniversary of the termination of the Employment Period or was during the twelve months prior to the date hereof a material contracting party of the Company, to terminate any written or oral agreement with, or reduce its business with, the Company or (b) employ or solicit to employ in a business other than that of the Company, or facilitate a third party to so employ or solicit to employ, any employees of the Company, engaged in the conduct of the Business.

6. Termination.
     (a) By Executive without Good Reason. The Employment Period may be terminated by Executive at any time without Good Reason (as defined below) upon the giving of 90 days’ advance written notice to the Company. In the event Executive terminates this Agreement without Good Reason, (i) the Company shall pay to Executive (A) his base salary accrued through the effective date of such termination, (B) the value of any unused accrued vacation days, and (C) any outstanding unpaid reimbursement expenses.
     (b) As used herein, the term “Good Reason” means only (x) a requirement that Executive relocate his principal place of business to a location other than in Contra Costa, California, without Executive’s consent, (y) a diminution in Executive’s position, responsibilities or authority (other than during any period of time during which Executive is unable to perform such responsibilities, such as during any Disability) such that the Executive’s position, responsibilities or authority after such diminution is inconsistent with the Executive’s title or duties set forth in Section 1 of the Agreement, or (z) any other material breach of this Agreement by the Company which is not cured within thirty (30) days after notice thereof is given to the Company, including, without limitation, any failure by the Company to pay to Executive the compensation or benefits to which he is entitled hereunder.
     (c) Disability of Executive. If Executive becomes physically or mentally disabled, whether totally or partially, such that he is unable to perform the essential services hereunder (a “Disability”) throughout the Disability Period (as defined below), the Company may terminate this Agreement at any time after the end of the Disability Period by written notice to Executive and, except for the obligations of Executive set forth in Sections 3 through 5 hereof, the payment by the Company of any earned but unpaid salary, any unused accrued vacation days through the end of the month in which such termination becomes effective and the reimbursement of business expenses, all rights and obligations of the Company and Executive hereunder shall terminate. For purposes hereof, the term “Disability Period” means the six month period following the date that the Executive’s absence from work due to Disability commences.
     (d) Death of Executive. In the event of Executive’s death, this Agreement shall be terminated without notice by any party as of the end of the month in which Executive’s death occurs, and, except for the payment by the Company of any earned but unpaid salary, any accrued unused vacation days through the end of such month, the reimbursement of business expenses, and the payment of any life insurance proceeds to which the beneficiaries of Executive may be entitled, all rights and obligations of the Company and Executive’s heirs hereunder shall terminate.
     (e) By the Company for Cause. This Agreement may be terminated at any time by the Company for Cause by written notice to Executive. In such event, all rights and obligations of the parties hereunder shall immediately terminate, except for the obligations of Executive set forth in Sections 3, 4, and 5 hereof, the payment by the Company of Executive’s earned but unpaid base salary, unused accrued vacation days through the date on which such termination occurs, and the reimbursement of business expenses. In the event of termination for Cause, Executive shall automatically be deemed to have resigned from the Board and all other positions in the Company.
     As used herein, the term “Cause” means the occurrence of any of the following events: (A) Executive’s conviction of any felony, or any crime involving moral turpitude, dishonesty or theft; Executive’s embezzlement or misappropriation of money or other property of the Company; (B) the Board’s determination that the Executive has willfully and continually failed to substantially perform his material duties hereunder, which failure is not remedied by Executive within thirty (30) days after receipt of written notice detailing such alleged failure; (C) the commission by the Executive of any willful or intentional act, or the Executive’s willful or intentional failure to act, which could reasonably be expected to injure the reputation, business or business relationships of the Company; provided, however, that no act or failure to act on the part of the Executive shall be deemed to be willful or intentional if it was due primarily to an error of judgment or negligence, but shall be deemed willful or intentional if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company; or (D) Executive’s use of alcohol or illegal drugs, materially interfering with the performance of the Executive’s obligations under this Agreement, continuing after written warning, or (E) any material breach by Executive of this Agreement, or any breach of the fiduciary duties owed by Executive to the Company.
     (f) The provisions of the Earn-Out Agreement shall govern whether Earn-Out Payments are made to Executive following termination of employment.
7. Reformation of Agreement; Severability. The parties hereto intend this Agreement to be enforced as written. However, in the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable as against public policy or otherwise, Executive and the Company hereby authorize and instruct such court to exercise its discretion in reforming such provision to the end that Executive shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company. If any provision of the Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
8. Notices. Any notices or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed to have been duly given upon (a) the date such notice is delivered personally to the recipient, (b) three days after the date mailed to the recipient by registered or certified mail, return receipt requested and postage prepaid, (c) one day after delivery to the recipient by a recognized overnight courier service (charges prepaid), (d) the next business day after the date of transmission if sent by electronic mail to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier or certified mail, or (e) the next business day after the date of transmission if sent by telecopy to the recipient (with written confirmation of receipt) with a confirmation copy to follow the next day to be delivered by overnight carrier or certified mail. Such notices, demands and other communications shall be sent to the addresses identified in the Transaction Documents.
9. Assignment. The obligations imposed and the rights conferred by this Agreement shall be binding upon and inure to the benefit of the respective heirs (including estates), successors and permitted assigns of the parties hereto, but will not be assignable or delegable by any party without the prior written consent of the other parties; provided that, notwithstanding the foregoing, the Company may assign this Agreement and any or all of its rights, interest and obligations hereunder to any affiliate of the Company without the prior written consent of Executive, so long as such assignment does not release the Company from liability hereunder.
10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the terms of the Executive’s employment. Any other agreement between the parties hereto that is referenced herein, or which makes reference to this Agreement, is, and is intended to be construed as, a separate agreement entered into by and for the benefit of the parties thereto, and the provisions of each such agreement, including without limitation provisions relating to governing law, jurisdiction or venue, shall relate solely to that agreement.

11. Amendments, Waivers, Etc. This Agreement may not be changed orally, but only by an agreement, in writing, signed by Executive and an officer of the Company specifically designated by the Board in accordance with the terms of this Agreement to execute such amendment. The terms of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time or from time to time to require performance of any of Executive’s obligations under this Agreement shall in no manner affect the Company’s right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.
12. Interpretation. The section numbers and headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof. In the case of a conflict between the provisions of this Agreement and the Purchase Agreement, the provisions of the Purchase Agreement shall govern. A reference to a Section shall mean a Section in this Agreement, unless otherwise expressly stated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
13. Capacity. Executive represents and warrants to the Company that he has full legal power and capacity to execute, deliver and perform this Agreement.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the Members of the Company and Executive have executed and delivered this Agreement on the date first written above.

COMPANY:

Simonich Corporation

/s/ Scott Simonich
By: Scott Simonich
Title: President and Chief Executive Officer

BOCH:

Bank of Commerce Holdings

/s/ Patrick J. Moty
By: Patrick J. Moty
Title: President and Chief Executive Officer

EXECUTIVE:

/s/ Scott Simonich
By: Scott Simonich